UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2023

Deciphera Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38219	30-1003521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Smith Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (781) 209-6400

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 Par Value	DCPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 30, 2023, Deciphera Pharmaceuticals, Inc. (the “Company” or “we”) announced its financial results for the quarter ended September 30, 2023 and provided a corporate update. A copy of the press release in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On October 30, 2023, the Company announced positive top-line data from its pivotal Phase 3 MOTION study of vimseltinib, an investigational, orally administered, potent, and highly-selective switch-control kinase inhibitor of the colony stimulating factor 1 receptor (CSF1R) in patients with tenosynovial giant cell tumor (TGCT). The Company also announced positive updated interim data from TGCT patients in its ongoing Phase 1/2 study of vimseltinib.

Top-line Data from Phase 3 MOTION Study of Vimseltinib in TGCT Patients

The MOTION study is a two-part, randomized, double-blind, placebo-controlled study to assess the efficacy and safety of vimseltinib in patients with TGCT not amenable to surgery with no prior anti-CSF1/CSF1R therapy (prior therapy with imatinib or nilotinib allowed). In Part 1, patients (n=123) were randomized two-to-one to receive either 30 mg twice weekly of vimseltinib (n=83) or placebo (n=40) for 24 weeks. The primary endpoint of the study is Objective Response Rate (ORR) at Week 25 as measured by Response Evaluation Criteria in Solid Tumors (RECIST) version 1.1 by blinded independent radiologic review (IRR). The open-label Part 2 portion of MOTION, in which patients from both the vimseltinib and placebo arms may receive treatment with vimseltinib, remains ongoing. The results for Part 1 of the study are based on a data cutoff date of August 22, 2023.

On October 30, 2023, we announced that the MOTION study met its primary endpoint in the intent-to-treat (ITT) population demonstrating statistically significant and clinically meaningful improvement versus placebo in ORR at Week 25 based on IRR per RECIST v1.1. In the ITT population, the ORR at Week 25 was 40% (95% CI: 29%, 51%) for the vimseltinib arm and 0% (95% CI: 0%, 9%) for the placebo arm resulting in a response difference (vimseltinib vs. placebo) of 40% (95% CI: 29%, 51%) (p<0.0001).

In addition to meeting the primary endpoint, the study also achieved statistically significant and clinically meaningful improvements versus placebo for all key secondary endpoints assessed at Week 25 including ORR per tumor volume score (TVS), active range of motion (ROM), physical function, stiffness, quality of life, and pain.

In the ITT population, the ORR at Week 25 based on IRR per TVS was 67% (95% CI: 56%, 77%) for the vimseltinib arm and 0% (95% CI: 0%, 9%) for the placebo arm (p<0.0001). Treatment with vimseltinib also demonstrated an improvement in mean change from baseline in active ROM at Week 25 of 18.4% vs. a 3.8% improvement for placebo (p=0.0077).

Vimseltinib was well tolerated and the observed adverse events in the MOTION study were consistent with previously disclosed data from the Phase 1/2 study. There was no evidence of cholestatic hepatotoxicity in patients treated with vimseltinib. In the vimseltinib arm, six percent of patients (n=5) experienced treatment emergent adverse event (TEAEs) leading to study treatment discontinuation, 42% of patients (n=35) experienced TEAEs leading to dose reduction and 53% of patients (n=44) had TEAEs leading to dose interruption. The below table lists all TEAEs in greater than or equal to 15% of patients in either arm during Part 1 of the MOTION study:

Preferred Term n (%)	Vimseltinib (n=83)		Placebo (n=39)[1]
	All Grades	Grade 3/4	All Grades	Grade 3/4
Periorbital edema^	37 (45%)	3 (4%)	5 (13%)	0
Fatigue ^	27 (33%)	0	6 (15%)	0
Face edema^	26 (31%)	1 (1%)	3 (8%)	0
Pruritus^	24 (29%)	2(2%)	3 (8%)	0
Headache^	23 (28%)	1(1%)	10 (26%)	0
Asthenia^	22 (27%)	1(1%)	9 (23%)	1 (3%)
Nausea ^	21 (25%)	0	8 (21%)	1 (3%)
CPK increased	20 (24%)	8 (10%)	0	0
AST increased	19 (23%)	0	1 (3%)	0
Arthralgia ^	16 (19%)	0	6 (15%)	1 (3%)
Rash ^	16 (19%)	0	2 (5%)	0
Rash maculo-papular^	16 (19%)	1 (1%)	0	0
Edema peripheral ^	15 (18%)	0	3 (8%)	0
Hypertension	14 (17%)	4 (5%)	4 (10%)	1 (3%)
Diarrhea	10 (12%)	0	8 (21%)	1 (3%)

(1)	Does not include one patient randomized to placebo that did not receive study drug.

Notes: TEAE incidence is based on maximum grade per CTCAE v5.0. The only Grade 4 adverse events were CPK Increased observed in two patients. ^ Denotes adverse events without Grade 4 criteria per CTCAE v5.0.

Based on our internal analysis of U.S. claims data, we estimate there are approximately 1,400 incident and 9,000 prevalent TGCT patients in the U.S. meeting the following criteria: (i) diagnosed, (ii) drug treated, (iii) may or may not have undergone surgery, and (iv) recently engaged with an oncologist. We estimate that the total addressable market opportunity in the U.S. based on the incident population alone is approximately $500 million; for this purpose, we assume 18 months of treatment duration and the current pexidartinib wholesale acquisition cost. Further, we estimate an additional opportunity exists for the approximately 1,300 incident TGCT patients in the U.S. who meet the following criteria: (i) diagnosed, (ii) drug-treated, (iii) may or may not have undergone surgery, and (iv) have not recently engaged with an oncologist but who have engaged with a surgeon. We believe a further opportunity exists in Europe, which we estimate has a comparable epidemiology to the U.S. Estimates are inherently uncertain.

The Company plans to engage with regulatory authorities and expects to submit a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for vimseltinib for the treatment of patients with TGCT in the second quarter of 2024 and a Marketing Authorisation Application to the European Medicines Agency (EMA) in the third quarter of 2024.

Additional results from the MOTION Phase 3 study are expected to be presented at an upcoming medical meeting.

Updated Interim Data from Ongoing Phase 1/2 Study of Vimseltinib in TGCT Patients

We are studying vimseltinib in an ongoing open-label Phase 1/2 study designed to evaluate the safety, efficacy, pharmacokinetics, and pharmacodynamics of vimseltinib in patients with solid tumors and TGCT. In the Phase 2 expansion, Cohort A includes TGCT patients with no prior anti-CSF1/CSF1R (previous therapy with imatinib or nilotinib is allowed) and Cohort B includes TGCT patients with prior anti-CSF1/CSF1R (previous therapy with imatinib or nilotinib alone is not allowed).

As of a June 27, 2023 cut-off date, 32 TGCT patients enrolled in the Phase 1 dose escalation portion of the study and 65 TGCT patients enrolled in the two Phase 2 Cohorts (Cohort A and B) in the expansion portion of the study as follows: Phase 1 cohort 5 (n=8): 30 mg loading dose daily for five days followed by a maintenance dose of 30 mg twice a week; Phase 1 cohort 8 (n=12): 30 mg loading dose daily for three days followed by a maintenance dose of 10 mg daily; Phase 1 cohort 9 (n=12): 20 mg loading dose daily for three days followed by a maintenance dose of six mg daily; and Phase 2 Cohorts A (n= 46) and B (n=19): recommended Phase 2 dose of 30 mg twice weekly (no loading dose).

On October 30, 2023, we announced an update to the results from our ongoing Phase 1/2 study of vimseltinib in 97 TGCT patients with a cut-off date of June 27, 2023. We observed a best ORR of 72% in Phase 1, 64% in Phase 2 Cohort A, and 44% in Phase 2 Cohort B, as measured by RECIST version v1.1 by blinded IRR.

Updated interim results for the 93 efficacy evaluable patients are summarized in the below table.

	Phase 1 (n=32)	Phase 2 Cohort A (n=45)	Phase 2 Cohort B (n=16)
Best ORR per RECIST v1.1 by IRR (%)	72%	64% (38% at Week 25)	44%
Median Duration of Response (months) (Range)	NR (3.8+, 45.2+)	NR (0.03+, 25.4+)	NR (4.0+, 21.0+)
Median Treatment Duration (months) (Range)	25.1 (0.7, 46.9)	21.0 (0.2, 30.3)	7.3 (0.7, 27.4)
Patients Active on Treatment at Cutoff Date (%)	47%	48%	74%

Notes: NR: Not Reached by Kaplan-Meier analysis.

In addition, updated data from Cohorts A and B of the Phase 2 study demonstrated that patients achieved clinically meaningful symptomatic benefit at Week 25 across multiple secondary efficacy measures including best ORR per TVS (Cohort A), active range of motion, physical function, stiffness, and pain.

In the Phase 1/2 study, vimseltinib was well tolerated and the observed adverse events were consistent with previously presented Phase 1/2 data in patients with TGCT. There was no evidence of cholestatic hepatotoxicity in patients treated with vimseltinib. In Phase 2 Cohort A, nine percent of patients (n=4) experienced TEAEs leading to study treatment discontinuation, 52% of patients (n=24) experienced TEAEs leading to dose reduction and 70% of patients (n=32) had TEAEs leading to dose interruption. There were no treatment-related serious adverse events in Phase 2 Cohort A. The TEAEs across all cohorts in the Phase 1/2 study greater than or equal to 15% of TGCT patients (n=95) by all Grades, and the corresponding TEAEs across all cohorts in Grades 3/4, are summarized in the table below.

Preferred Term n (%)	Phase 1/2 Combined: All Patients (n=95)
	All Grades	Grade 3/4
Blood CPK increased	63 (66%)	39 (41%)
Periorbital edema^	45 (47%)	0
Headache^	37 (39%)	0
Fatigue^	35 (37%)	2 (2%)
Myalgia^	28 (29%)	3 (3%)
Nausea^	28 (29%)	0
AST increased	27 (28%)	4 (4%)
Arthralgia^	27 (28%)	2 (2%)
Asthenia^	23 (24%)	1 (1%)
Edema peripheral^	23 (24%)	0
Rash maculopapular^	21 (22%)	1 (1%)
Face edema^	21 (22%)	0

Pruritus^	20 (21%)	0
Diarrhea	19 (20%)	1 (1%)
Rash^	18 (19%)	0
COVID-19	18 (19%)	0
Hypertension	15 (16%)	6 (6%)
Lipase increased	15 (16%)	4 (4%)
Amylase increased	15 (16%)	3 (3%)
ALT increased	15 (16%)	1 (1%)

Notes: Results are reported for patients with TGCT with a data cutoff of June 27, 2023. TEAE incidence is based on maximum grade per CTCAE v4.03. TEAEs were summarized in n=95 patients with TGCT across all cohorts in the Phase 1/2 study. One patient from Phase 1 and one patient from Cohort A discontinued and enrolled into Cohort B. The only Grade 4 adverse events were CPK increased. ^ Denotes adverse events without Grade 4 criteria per CTCAE v4.03.

Additional interim data from the Phase 1/2 study of vimseltinib are expected to be presented at an upcoming medical meeting.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, our expectations and timing regarding the potential for our preclinical and/or clinical stage pipeline assets to be first-in-class and/or best-in-class treatments; the potential for vimseltinib to become our second approved medicine, the potential for vimseltinib to become a new treatment option for patients with TGCT, plans to submit an NDA for vimseltinib in the second quarter of 2024 and an MAA in the third quarter of 2024, and plans for upcoming presentations of the study of vimseltinib and plans to present additional data at upcoming medical congresses . The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, our ability to successfully demonstrate the efficacy and safety of our drug or drug candidates, the preclinical or clinical results for our product candidates, which may not support further development of such product candidates, comments, feedback and actions of regulatory agencies, including the FDA and the EMA, our ability to commercialize QINLOCK and execute on our marketing plans for any drugs or indications that may be approved in the future, the inherent uncertainty in estimates of patient populations and total addressable markets, competition from other products, our ability to obtain and maintain reimbursement for any approved product and the extent to which patient assistance programs are utilized and other risks identified in our Securities and Exchange Commission (SEC) filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Deciphera Pharmaceuticals, Inc. on October 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2023	DECIPHERA PHARMACEUTICALS, INC.

	By:	/s/ Steven L. Hoerter
	Name:	Steven L. Hoerter
	Title:	President and Chief Executive Officer